UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 2, 2010

aVINCI MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11781 South Lone Peak Parkway, Suite 270

_____________Draper, UT 84020____________
(Address of principal executive offices) (Zip Code)

801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

Shareholder Update Letter

To our Shareholders and Readers:

With the coming of the fall season and our busiest time of year during the holidays, we thought this an appropriate time to provide you with a general update through a Form 8-K filing outlining recent Company developments and plans for the coming year.  We anticipate announcing a date for our next shareholders meeting to be held in April or May of 2011 during the first quarter of 2011 at which we will provide a further update and review annual results from 2010.

In summary:

•	2010 revenues are on pace to double from 2009.
•	2010 operating expenses are tracking to be down nearly 50% from 2009.
•	Pending litigation has been settled to save further costs associated with discovery and trial.
•	Walmart intends widespread deployment of our Archive DVD product during September.
•	Walgreen’s intends to continue to provide opportunities for marketing DVD products through Walgreen’s circulars.
•	New marketing product offering targeting businesses looking to leverage mobile and social network recently launched.

Existing Products and Accounts

In our traditional outlets we have seen additional growth at both WalMart and Walgreens during 2010 which we anticipate will continue through the end of the year and into 2011. Earlier this year, we announced a new multiyear, multimillion dollar agreement to provide the ability to create and deliver Archive DVD’s in-store at select Walmart stores in less than one hour.  Our Archive DVD, which has the capacity to store as much as six times the number of photos held on a photo CD, has the potential to totally replace photo CDs currently sold in stores.  In addition to the additional disk space, our Archive DVD includes a free slideshow featuring the images the user stores on the Archive DVD that will play on most TVs and computers that have a DVD player. We anticipate the first large scale deployment in Walmart stores will begin in September 2010.

As the Archive DVD software is deployed in Walmart stores, we anticipate our premium DVD product currently sold at Walmart stores on photo kiosks and fulfilled outside of the store for customer pickup within 7 to 10 days will be made available in-store beginning in 2011.  We expect that the one-hour service will increase sales of the Premium DVD substantially based on our sales experience with other in-store product offerings.

At Walgreens we continue to promote our DVD products that generated approximately $670,000 from the time Walgreens deployed the product offering during the second quarter of 2009.   We continue to work with Walgreens in promoting the product through national Sunday supplements that reach tens of millions of consumers. A promotion in late June resulted in our doubling of monthly revenue in June over previous months. We have a number of promotions planned for the remainder of 2010 and on into 2011 with Walgreens to attempt to increase monthly sales.

During the past several years, Costco has marketed our DVD product on the photo department page of the Costco.com website.  Customers were redirected to our website for the product sales and we remitted a portion of the sales proceeds to Costco.  Our average monthly income during 2010 has been approximately $11,000 per month from the Costco offering.  Costco determined to remove our product offering from the Costco.com web site as of August 30, 2010.  We will continue to host the landing page and expect some past customers will purchase products into the future on the site; however, we anticipate revenues will gradually drop off over the next six months.

Our business model, other than our Archive DVD product in Walmart, premium DVD products, differs from other companies offering personalized photo products because we partner with our customers and share in the revenue generated by each product sale.  In the instance of Walgreen’s DVD sales, we also do not incur any manufacturing costs associated with DVD sales because the DVDs are created and delivered in-store.  Our multimedia engine enables the automated creation of products for which we receive a fee.  Our multimedia engine model where we share in the revenues from products produced and sold and where we do not have any manufacturing obligation generates significant net profits because we do not have any associated costs of good sold or significant continuing development, implementation, and support costs.

New Product Developments

In recent months we have developed and begun to deploy a unique, automated multimedia concept which allows images to be incorporated into multiple products and reviewed for content approval without the need for software or online applications.  Our concept, internally called “Punkmypic,” has demonstrated the ability to engage event audiences in a “branded experience” by allowing attendees to capture images and video to be uploaded via email to a predetermined location where the image is combined with a corporate branded message. The new integrated media output is then emailed or text back to the consumer on his or her mobile device where it can be shared with friends and family via mobile and social networks or purchased as a traditional image based product such as a poster, trading card, photo book, DVD, or other personal photo product.

We believe this new offering will provide substantial value to business client customers who will be able to offer millions of consumers the ability to create branded electronic content to be shared virtually or purchased as physical products.  We are currently in discussions with several internationally recognized brands to be early adopters of our Punkmypic concept.  Punkmypic is initially being developed as a marketing tool for businesses desiring to raise brand awareness through viral mobile and social networks. Punkmypic requires no application download or software. Anyone with a newer mobile device or computer can use it to create integrated media in less than a minute.

In addition to ease of use and speed, Punkmypic allows content and brand owners with the ability to preview consumer contributed images prior to allowing the creation of a final product for brand protection. Our ability to protect branding, as deployed in our earlier released poster products, is a key differentiator between our offering and other offerings and has been an important factor for key partners such as ESPN.  During July, ESPN and aVinci jointly announced the test launch of Punkmypic at the Summer X-Games. Our initial implementation with ESPN’s “X-Games” was a great success with thousands of event attendees participating in the creation of an official X-Games poster.

Reduced Costs

While continuing to service our key accounts and develop our new product models, over the past two years we have been able to aggressively reduce and control costs in our continued effort to become cash flow positive and generate an operating profit as disclosed in our quarterly and annual filings. We were also able to recently resolve the pending litigation to avoid the further costs associated with discovery and trial as disclosed in our 8-K filing.  Our actions to reduce costs and generate additional revenues from our existing accounts has gotten us much closer to positive cash flow and profitability targets.

Thank you for your continuing support and we look forward to sharing our progress on these and other initiatives at the shareholders meeting next year.

Sincerely,
Chett B. Paulsen
CEO, aVinci Media Corporation

Safe Harbor Statement

This shareholder letter contains forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward looking statements include, our inability to obtain additional financing on acceptable terms, risk that our products and services will not gain widespread market acceptance, continued consumer adoption of digital technology, inability to compete with others who provide comparable products, the failure of our technology, inability to respond to consumer and technological demands, inability to replace significant customers; seasonal nature of our business and other risks detailed in our filings with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. When used in this document, the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential,” and similar expressions may be used to identify forward-looking statements.

Item 1.01                      Entry into a Material Definitive Agreement.

Litigation Resolution

On December 17, 2007, Robert L. Bishop, who worked with the Company in a limited capacity in 2004 and is a current member of a limited liability company that owns an equity interest in the Company, filed a legal claim alleging a right to unpaid wages and/or commissions (with no amount specified) and Company equity. The parties have been engaged in discovery for the last several years and the Company filed two motions for summary judgment that the court deferred ruling on until the completion of discovery.

During the past several months the parties have been engaged in settlement negotiations in an attempt to avoid further time, expense, and diversion associated with the completion of discovery, the further briefing and arguing of motions, trial preparation, and trial.  On or about August 27, 2010, the parties to the litigation reached a confidential settlement whereby the Company will pay an undisclosed sum and issue an undisclosed number of restricted common shares to the plaintiff in exchange for a mutual general release of any and all claims that exist or could potentially exist between or among the parties arising at any time through the date of the settlement agreement.  The parties have stipulated to the dismissal of the case with prejudiced and have submitted an order to the court for signature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION:
(Registrant)

Date: September 2, 2010	By:	/s/ Chett B. Paulsen
CHETT B. PAULSEN
Chief Executive Officer/President

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